AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

This Amendment to Convertible Promissory Note (this "**Amendment**") is entered into as of February 21, 2021, by and between STREETERVILLE CAPITAL, LLC, a Utah limited liability company ("**Lender**"), and GREENPRO CAPITAL CORP., a Nevada corporation ("**Borrower**"). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Note (as defined below).

A. Borrower previously issued to Lender a Convertible Promissory Note dated February 11, 2021 in the principal amount of $4,410,000.00 (the "**Note**").

B. Lender and Borrower desire to amend the Note as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2. Amendment. The obligation in Section 1.3 of the Note to repay the outstanding note issued to EMA Financial, LLC within fifteen (15) days of the Effective Date is hereby deleted from the Note.

3. Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with the amendment to the Note granted herein.

4. Other Terms Unchanged. The Note, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Note after the date of this Amendment is deemed to be a reference to the Note as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Note, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under the Note, as in effect prior to the date hereof. For the avoidance of doubt, this Amendment shall be subject to the governing law, venue, and Arbitration Provisions, as set forth in the Note.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party's executed counterpart of this Amendment (or such party's signature page thereof) will be deemed to be an executed original thereof.

6. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

LENDER:

STREETERVILLE CAPITAL, LLC

DocuSigned by:
John Fife
E8F67DAB5A484BD...

By: ______________________________
John M. Fife, President

BORROWER:

GREENPRO CAPITAL CORP.

By: ______________________________
Lee, Chong Kuang, CEO